Exhibit 5

January 12, 2001

Board of Directors
Fidelity Federal Bancorp
18 NW Fourth Street
Evansville, Indiana 47708

          Re: Issuance of Shares of Common Stock of Fidelity Federal Bancorp in connection with Rights Offering

Gentlemen:

         We have represented Fidelity Federal Bancorp ("Company"), Evansville, Indiana, as special counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 ("Registration Statement") dated as of the date of this letter for the purpose of registering shares of the Company's common stock under the Securities Act of 1933, as amended ("Shares"). The Shares are to be issued pursuant to the terms and conditions of the rights offering ("Rights Offering") of the Company, as set forth and described in the Registration Statement. In connection with this opinion, we have reviewed and are familiar with Company's Articles of Incorporation and By-Laws and such other records, documents and information as we have in our judgment deemed relevant.

         Based upon the foregoing, it is our opinion that if and when sold pursuant to the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Shares will, when issued in accordance with and pursuant to the terms of the Rights Offering, be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,


                                   KRIEG DEVAULT ALEXANDER & CAPEHART, LLP